Exhibit 21

LIST OF OFFICE DEPOT INC.’S SIGNIFICANT SUBSIDIARIES

Domestic/US Subsidiaries:

Name	Jurisdiction of Incorporation
The Office Club, Inc.	California
Viking Office Products, Inc.	California
Computers4Sure.com, Inc.	Connecticut
Solutions4Sure.com, Inc.	Connecticut
OD International, Inc.	Delaware
Office Depot Delaware Overseas Finance No. 1, LLC	Delaware
Japan Office Supplies, LLC	Delaware
ODV France LLC	Delaware
OD France, LLC	Delaware
4Sure.com, Inc.	Delaware
Swinton Avenue Trading Limited, Inc.	Delaware
2300 South Congress LLC	Delaware
Neighborhood Retail Development Fund, LLC	Delaware
HC Land Company LLC	Delaware
Notus Aviation, Inc.	Delaware
OD Medical Solutions LLC	Delaware
OD Brazil Holdings, LLC	Delaware
Office Depot N.A. Shared Services LLC	Delaware
Office Depot (Netherlands) LLC	Delaware
Office Depot Foreign Holdings GP, LLC	Delaware
Office Depot Foreign Holdings LP, LLC	Delaware
eDepot, LLC	Delaware
Mapleby Holdings Merger Corporation	Delaware
Wahkiakum Gas Corporation	Delaware
Reliable Express Corporation	Delaware
Picabo Holdings, Inc.	Delaware
OMX Timber Finance Holdings II, LLC	Delaware
OMX Timber Finance Holdings I, LLC	Delaware
OfficeMax Incorporated	Delaware
OfficeMax Southern Company	Louisiana
OfficeMax Nevada Company	Nevada
OMX, Inc.	Nevada
OfficeMax North America, Inc.	Ohio
North American Card and Coupon Services, LLC	Virginia

133

Foreign Subsidiaries of the Company:

Name	Jurisdiction of Incorporation
OfficeMax Australia Limited	Australia
Viking Direkt GesmbH	Austria
Office Depot International BVBA	Belgium
Clearfield Insurance Limited	Bermuda
Office Depot Overseas Holding Limited	Bermuda
Office Depot Brasil Limitada (inactive)	Brazil
Office Depot Brasil Participacoes Limitada	Brazil
Grand & Toy Limited	Canada (Ontario)
AsiaEC.com Limited	Cayman
Office Depot Network Technology Ltd.	China
Office Depot Merchandising (Shenzhen) Co. Ltd.	China
Office Depot s.r.o.	Czech Republic
Office Depot France SNC	France
OD Participations (France) SAS (f.k.a. OD S.N.C.)	France
Office Depot BS (f.k.a. Guilbert France S.A.S.)	France
Office Depot (Holding) France SNC	France
Office Depot Deutschland GMBH	Germany
Guilbert Beteiligungsholding GMBH	Germany
Office Depot Service — und BeteiligungsGmbH&Co.KG	Germany
Office Depot Asia Holding Limited	Hong Kong
Office Depot Global Sourcing Ltd (f.k.a. Office Supply Solutions (Hong Kong) Ltd.)	Hong Kong
Office Depot Reliance Supply Solutions Private Limited (f.k.a. EOffice Planet India Private Limited)	India
Office Depot Private Limited	India
Viking Direct (Ireland) Limited	Ireland
Viking Finance (Ireland) Limited	Ireland
Office Depot Ireland Limited	Ireland
Office Depot Italia S.r.l.	Italy
Viking Holding Italia S.r.l (f.k.a. Viking Office Products S.r.l.)	Italy
Office Depot Korea Co., Ltd.	Korea (South)
Guilbert Luxembourg S.A.R.L.	Luxembourg
OD International (Luxembourg) Finance S.A.R.L.	Luxembourg
OM Luxembourg Holdings S.à r.l.	Luxembourg
Grupo OfficeMax S. de R.L. de C.V.	Mexico
Viking Direct B.V.	Netherlands
Office Depot B.V. (f.k.a. Guilbert Nederland B.V.)	Netherlands
Office Depot International B.V.	Netherlands
Office Depot Latin American Holdings B.V.	Netherlands
Office Depot Finance B.V. (f.k.a. Office Depot NA B.V.)	Netherlands
Office Depot Netherlands B.V.	Netherlands
Office Depot (Netherlands) C.V.	Netherlands
Heteyo Holdings BV.	Netherlands
Guilbert International B.V.	Netherlands
Office Depot (Operations) Holdings B.V.	Netherlands
Office Depot Coöperatief W.A.	Netherlands
Office Depot Europe B.V.	Netherlands
Xtreme Office B.V.	Netherlands
OfficeMax New Zealand Limited	New Zealand
Office Depot Puerto Rico, LLC	Puerto Rico

134

Name	Jurisdiction of Incorporation
Office Depot Service Center SRL	Romania
Office Depot s.r.o.	Slovak Republic (Slovakia)
Office Depot S.L.	Spain
Office Depot Sweden (Holding) AB	Sweden
Office Depot Svenska AB (f.k.a. Frans Svanström & Co AB)	Sweden
Office Depot GmbH	Switzerland
Office Depot Holding GmbH	Switzerland
Office Depot International (UK) Limited	United Kingdom
Viking Direct (Holdings) Limited	United Kingdom
Office Depot UK Limited	United Kingdom
Guilbert UK Pension Trustees Ltd	United Kingdom
Guilbert UK Holdings Ltd	United Kingdom
Niceday Distribution Centre Ltd	United Kingdom
Office 1 (1995) Ltd	United Kingdom
Office 1 Ltd	United Kingdom
Reliable UK Ltd	United Kingdom
Curry’s Limited	United Kingdom
Office Depot (Holdings) Ltd.	United Kingdom
Office Depot (Holdings) 2 Ltd.	United Kingdom
Office Depot Europe Holdings Ltd.	United Kingdom
Office Depot (Holdings) 3 Ltd.	United Kingdom

*	Ownership may consist of one subsidiary or any combination of subsidiaries, which may include Office Depot, Inc.

135